Exhibit 99.1
Execution Version
LENDINGCLUB CORPORATION
SERIES D PREFERRED STOCK PURCHASE AGREEMENT
JULY 28, 2011

LENDINGCLUB CORPORATION
SERIES D PREFERRED STOCK PURCHASE AGREEMENT
This Series D Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of July 28, 2011, by and among LendingClub Corporation, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).
Recitals
Whereas, the Company has authorized the sale and issuance of an aggregate of Eight Million Four Hundred Thirty Three Thousand One Hundred Twenty Five (8,433,125) shares of its Series D Preferred Stock (the “Shares”);
Whereas, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and
Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Agreement To Sell And Purchase.
1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of the Shares and (b) the reservation of such shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Restated Charter”).
1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of Three Dollars and Fifty Five and Seventy Four Hundredths Cents ($3.5574) per share.

2. Closing, Delivery And Payment.
2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 11:00 a.m. on the date hereof, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, CA 94041 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”).
2.2 Additional Closings. At any time and from time to time after the Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, without obtaining the signature, consent or permission of any of the Purchasers, up to One Million Four Hundred Five Thousand Five Hundred Twenty One (1,405,521) additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series D Preferred Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) that are acceptable to the holders of a majority of the outstanding Preferred Stock (voting on an a single class on an as converted to Common Stock basis) of the Company as of the date immediately prior to the proposed Additional Closing (as defined below) which majority must include the affirmative approval of Union Square Ventures Opportunity Fund, L.P. (“USV”) and a majority of the members of the Company’s Board of Directors, in additional Closings (each, an “Additional Closing”), provided that (a) each such subsequent sale is consummated prior to one hundred and eighty (180) days after the Closing, and (b) each Additional Purchaser shall become a party to this Agreement and each of the Related Agreements (as defined below), by executing and delivering a counterpart signature page to this Agreement and each of the Related Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Additional Closing and the parties purchasing such Additional Shares; provided, further, that USV shall have the right, but not the obligation, to purchase such number of Additional Shares at each Additional Closing as may be necessary to allow USV to maintain an ownership in the Company equal to not less than five percent (5%) of the fully diluted capitalization of the Company following each such Additional Closing.
2.3 Delivery. At the Closing and each Additional Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing or such Additional Closing by such Purchaser, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company.
3. Representations and Warranties of The Company.
Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the Closing attached hereto as Exhibit C, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below. For purposes of this Section 3, the terms “to the Company’s Knowledge,” “to its Knowledge” or “Known” shall mean the knowledge of Renaud Laplanche, John Donovan and Visar Nimani, as such knowledge as such individuals would have after reasonable investigation.

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the “Investor Rights Agreement”), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E (the “Co-Sale Agreement”), and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit F (the “Voting Agreement”) (collectively, the “Related Agreements”), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in California and in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.
3.3 Capitalization; Voting Rights.
(a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) 80,000,000 shares of Common Stock, par value $0.01 per share, 8,615,323 shares of which are issued and outstanding, and (ii) 57,471,535 shares of Preferred Stock, par value $0.01 per share, 17,006,275 of which are designated Series A Preferred Stock, 15,740,285 are issued and outstanding, and 16,410,526 are designated Series B Preferred Stock, 16,036,346 of which are issued and outstanding, 15,621,609 are designated Series C Preferred Stock, all of which are issued and outstanding and 8,433,125 are designated Series D Preferred Stock, none of which are issued and outstanding.
(b) Under the Company’s 2007 Stock Incentive Plan, as amended to date (the “Plan”), (i) 204,323 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase 7,378,032 shares of Common Stock have been granted and are currently outstanding, and (iii) 4,977,593 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company. The Company has furnished to the Purchasers complete and accurate copies of the Plan and forms of agreements used thereunder. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(c) Warrants to purchase 265,945 shares of Common Stock are outstanding.
(d) Warrants to purchase 1,265,990 shares of Series A Preferred Stock are outstanding.
(e) Warrants to purchase 374,180 shares of Series B Preferred Stock are outstanding.
(f) Other than the shares reserved for issuance under the Plan, except as may be issued and sold pursuant to this Agreement and the Related Agreements and except as disclosed in this Agreement, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, agreements or understandings, oral or written, of any kind for the purchase or acquisition from the Company of any of its securities.
(g) All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (iii) as to the issued and outstanding shares of the Company’s Common Stock, are subject to a right of first refusal in favor of the Company upon transfer.
(h) The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (i) liens and encumbrances created by or imposed upon the Purchasers and (ii) any right of first refusal set forth in the Company’s Bylaws or the Co-Sale Agreement; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
(i) All outstanding options (and Common Stock issued upon exercise of such options) vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal quarterly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events. All outstanding options and warrants to purchase shares of the Company’s capital stock have been issued in compliance with all applicable federal, state, foreign or local statutes, laws, rules, or regulations, including federal and state securities laws.

(j) All outstanding shares of Common Stock and all shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.
(k) The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Charter, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(l) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.
3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, and directors, including, but not limited to, the consent of the Board of Directors and the stockholders, necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws.
3.5 Financial Statements. The Company has made available to each Purchaser its audited balance sheet for the year ended March 31, 2011, an audited statement of income and cash flows for the year ended March 31, 2011 and an unaudited balance sheet for the two (2) month period ended May 31, 2011 (the “Statement Date”) and unaudited statement of income and cash flows for the two (2) month period ended May 31, 2011 (collectively, all of the previously listed financial statements being referred to as the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein and, as to the unaudited Financial Statements, for the omission of notes thereto and normal year-end audit adjustments, and present fairly the financial condition and position of the Company as of March 31, 2011 and as of the Statement Date, as the case may be.

3.6 Company SEC Reports. The Company has filed all forms, reports and documents with the Securities and Exchange Commission that have been required to be filed by it under applicable laws since October 10, 2008 (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Company SEC Reports”). As of its filing date, each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as the case may be, each as in effect on the date such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
3.7 Liabilities. Except as set forth in the Financial Statements, the Company has no liabilities and, to its Knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.
3.8 Agreements; Action.
(a) There are no agreements, understandings or proposed transactions between the Company and any of its directors, employees, contractors or consultants that provide for compensation in excess of $200,000.
(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party, or to its Knowledge, by which it is bound, which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $125,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses to the Company of “off the shelf” software or other standard products), or (iii) the grant of any rights affecting the development, manufacture, licensing, distribution, marketing, or sale of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(c) The Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $125,000 or, in the case of indebtedness and/or liabilities individually less than $125,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.
(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e) The Company is not a guarantor or indemnitor of any indebtedness of any other person.
3.9 Obligations to Related Parties. There are no obligations, understandings or proposed transactions of the Company to officers, directors, stockholders, or employees of the Company or a member of the immediate family or affiliate of the foregoing other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the employees, officers, directors or, to the Company’s Knowledge, stockholders of the Company or any members of the immediate family or affiliates of the foregoing, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than one percent (1%) of such company) and (ii) investments by venture capital funds with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No employee, officer or director or any member of such employee’s, officer’s or director’s immediate family or affiliate of the foregoing or, to the Company’s Knowledge, stockholder or any member of such stockholder’s immediate family or affiliate, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). Notwithstanding the foregoing, certain employees, officers, directors or stockholders of the Company or members of the immediate family or affiliates of the foregoing may be holders of Member Payment Dependent Notes on the Company’s lending platform or may be borrowers on the Company’s lending platform.
3.10 Changes. Since the Statement Date, there has not been, to the Company’s Knowledge:
(a) Any change in the assets, liabilities, financial condition, operating results or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, operating results or operations of the Company;
(b) Any resignation or termination of any officer, key employee or group of employees of the Company, and the Company is not aware of any impending resignation or termination of any officer, key employee or group of employees of the Company;
(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of the Company;
(e) Any waiver or compromise by the Company of a material right or of a material debt owed to it;
(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;
(g) Any labor organization activity related to the Company;
(h) Any sale, assignment, exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
(i) Any change in any material agreement to which the Company is a party or by which it is bound, which materially and adversely affects the business, assets, liabilities, financial condition, operating results or operations of the Company;
(j) Any loans made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;
(k) Any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;
(l) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due and payable;
(m) Any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company other than the acquisition of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;
(n) Any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
(o) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operating results or operations of the Company; or
(p) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (p) above.

3.11 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a) through (c) above.
3.12 Intellectual Property.
(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Schedule of Exceptions contains a complete list of the Company’s registered patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” software or standard products.
(b) The Company has not received any written communications alleging that the Company has violated or, by conducting its business as currently conducted or proposed to be conducted, would violate any of the registered patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.
(c) To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as currently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

(d) Each former and current employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to Purchasers’ counsel. No former or current employee, officer or consultant of the Company (i) has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement; (ii) is, to the Company’s Knowledge, in violation of such employee, officer or consultant’s proprietary information and inventions agreement; or (iii) has failed to affirmatively indicate in such proprietary information and inventions agreement that no such works or inventions made prior to his or her employment with the Company exist. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that were created during such employee’s or consultant’s service to the Company or using the Company’s confidential information and are related to the Company’s business as now conducted and as presently proposed to be conducted.
(e) The Company is not subject to any “open source” or “copyleft” obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by the Company.
3.13 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or, to its Knowledge, by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. To the Company’s Knowledge, the Company has not performed any act, or failed to perform any act, which action or failure to act would result in the Company’s loss of any material right granted under any license or other agreement required to be disclosed in the Schedule of Exceptions.
3.14 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened in writing against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, actions pending or, to the Company’s Knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its Knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.15 Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed all tax returns (federal, state and local) required to be filed by it or extensions thereof, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Such tax returns are true and correct in all material respects and have been completed in accordance with applicable law. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s Knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has timely withheld and paid over to the appropriate governmental authorities all amounts required to be withheld and paid over with respect to its employees and other third parties and is not liable in arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no Knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.
3.16 Employees.
(a) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company.
(b) The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.
(c) No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.
(d) To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred.
(e) Each former employee of the Company whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.
3.17 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. To the Company’s Knowledge, no officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.
3.18 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s Knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.
3.19 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operating results or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the issuance of the Shares or the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company has all licenses (including without limitation lending licenses in each state) required for the conduct of its business as now conducted and as presently proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
3.20 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited any offers to sell or has offered to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.21 Full Disclosure. The Company has provided Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Shares. Neither this Agreement, the exhibits hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
3.22 Corporate Documents. The Restated Charter and Bylaws of the Company are in the form provided to Purchasers or Purchasers’ counsel. The minute books of the Company made available to Purchasers contain a complete and accurate summary of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and accurately reflects in all material respects all actions by the directors (and any committees of directors) and stockholders with respect to all transactions referred to in such minutes.
3.23 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.
3.24 Insurance. The Company has general commercial, product liability, director and officer liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.
3.25 Executive Officers. No executive officer or person nominated to become an executive officer of the Company (i) to the Company’s Knowledge, has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, or is the subject of any pending civil or administrative action by the Securities and Exchange Commission or any related self-regulatory organization.
3.26 83(b) Elections. To the Company’s Knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that at the time of purchase provided for the vesting of such shares have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.
3.27 Employee Benefit Plans. The Company is in substantial compliance with its “employee benefits plans” as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.28 Investment Company. The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
3.29 Internal Control over Financial Reporting; Disclosure Controls and Procedures.
(a) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Schedule of Exceptions, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.
(b) Since the date of the filing of the Company’s Form 10-Q for the quarterly period ended December 31, 2009, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(c) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities in a manner to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective.
4. Representations and Warranties of Purchasers.
Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement or the right of each Purchaser to rely thereon):
4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out its obligations hereunder and thereunder. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon Purchaser’s execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:
(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.
(b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.
(c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.
(d) Accredited Investor. Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of the purchase of the Shares and the operation of the Company’s business as currently conducted. Purchaser further acknowledges that Purchaser or Purchaser’s counsel has had access to the Company’s SEC Reports.

(f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.
(g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.
(h) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.
5. Conditions To Closing.
5.1 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to purchase Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, unless otherwise waived by Purchaser:
(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, except for representations made as of a specific date, which shall be true and correct in all material respects as of such date, and the Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.
(b) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended) except for such as may be properly obtained subsequent to the Closing.
(d) Filing of Restated Charter. The Restated Charter shall have been duly authorized, executed, filed with and accepted by the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.
(e) Corporate Documents. The Company shall have delivered to Purchasers or their counsel copies of all corporate documents of the Company as Purchasers shall reasonably request, and such Purchasers shall have completed their due diligence to their satisfaction.
(f) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.
(g) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.
(h) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and in California, dated within five calendar days before the Closing.
(i) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the Company and each Investor (as such term is defined therein).
(j) Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the Company, the Key Holders and the Investors (as such terms are defined therein).
(k) Voting Agreement. The Voting Agreement shall have been executed and delivered by the Company, the Key Holders, the Investors and the Designated Common Stockholders (as such terms are defined therein).
(l) Legal Opinion. Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit G.
(m) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(n) Proprietary Information and Inventions Agreement. The Company and each of its current and former officers, employees and consultants shall have entered into the Company’s standard form of Proprietary Information and Inventions Agreement, in a form reasonably acceptable to Purchasers, with no exceptions noted in such agreements.
(o) Increase in Option Pool. The Board of Directors and the Company’s stockholders shall have approved an increase in the number of shares of Common Stock authorized for issuance under the Plan by 3,463,170 shares of Common stock such that a total of 12,559,948 shares of Common Stock shall be authorized for issuance under the Plan as of the date hereof.
(p) Management Rights Letter. The Company and USV shall have entered into a Management Rights Letter in substantially the form attached hereto as Exhibit H.
(q) Attorneys’ Fees. The Company shall pay the fees set forth in Section 6.10 of this Agreement.
5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:
(a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereby shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.
(b) Performance of Obligations. The Purchasers acquiring Shares hereby shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.
(c) Filing of Restated Charter. The Restated Charter shall have been duly authorized, executed, filed with and accepted by, the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.
(d) Voting Agreement. The Voting Agreement shall have been executed and delivered by the Company, the Key Holders, the Investors and the Designated Common Stockholders (as such terms are defined therein).
(e) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and except for such as may be properly obtained subsequent to the Closing).

6. Miscellaneous.
6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.
6.2 Survival; Limitation of Liability. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby; provided, however, that in the event a Purchaser receives written notice of a breach of any representation, warranty, covenant or agreement made herein by the Company, such Purchaser shall have two (2) years after the date of such notice to bring a claim against the Company in connection with such breach; provided further, however, that in the event that such Purchaser obtains knowledge of any breach of any representation, warranty, covenant or agreement made herein by the Company after the Closing, such Purchaser shall promptly provide notice to the Company of such breach. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.
6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.
6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects, to the extent legally possible, the same economic, business or other purposes of the invalid, illegal or unenforceable provision. A court of competent jurisdiction may replace such invalid, illegal or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the invalid, illegal or unenforceable provision.
6.6 Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived, only upon the written consent of the Company and holders of at least sixty-five percent (65%) of the Shares purchased pursuant to this Agreement (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).
6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or the Restated Charter or any waiver on such party’s part of any provisions or conditions of this Agreement, the Related Agreements or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements or the Restated Charter or otherwise shall be cumulative and not alternative.
6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 71 Stevenson, Suite 300 San Francisco, CA 94105, Attention: General Counsel and a copy (which shall not constitute notice) shall also be sent to Fenwick & West, LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041 Attention: Cynthia Clarfield Hess and to each Purchaser at the address set forth on Exhibit A attached hereto or at such other address, facsimile number or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Section 6.8, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

6.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees of and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP not to exceed Forty Thousand Dollars ($40,000), incurred in connection with the negotiation, execution, delivery and performance of this Agreement.
6.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
6.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
6.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.
6.14 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares and Conversion Shares.
6.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
6.16 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

6.17 Waiver of Right of First Refusal. The Purchasers hereby waive any rights to notice of, and hereby waive any rights of first refusal contained in (i) Section 4 of that certain Amended and Restated Investors Rights Agreement dated as of March 13, 2009 by and among the Company and certain investors or (ii) in the case of Kirill Dimitriev, his rights of first refusal contained in that certain Stock Subscription Agreement dated October 15, 2006, as amended to date, in each case, as such rights would apply to the issuance of the Shares under this Agreement and any Conversion Shares, except to the extent that such Purchasers are purchasing Shares hereunder as set forth in Exhibit A hereto.
6.18 Waiver of Conflict of Interest. Each Purchaser and the Company is aware that Fenwick & West LLP (“F&W”) may have an investment in certain of the Purchasers or may have previously performed and may continue to perform certain legal services for certain of the Purchasers in matters unrelated to F&W’s representation of the Company. In connection with its Purchaser representation, F&W may have obtained confidential information of such Purchasers that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. In addition, an affiliate of F&W, may be investing as a Purchaser under the terms of this Agreement. By signing this Agreement, each Purchaser and the Company hereby (a) acknowledges that the terms of this Agreement were negotiated between the Purchasers and the Company, (b) waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information and (c) consents to the investment by such affiliate of F&W. Each Purchaser and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 6.18.
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In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

LendingClub Corporation

Signature: /s/ Renaud Laplanche

Name: Renaud Laplanche
Title: President & CEO

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASERS:

UNION SQUARE VENTURES OPPORTUNITY FUND, L.P.,
a Delaware limited partnership

By:	Union Square Opportunity GP, L.L.C., its general partner and a Delaware limited liability company

By:	/s/ John Buttrick Name: John Buttrick
Title: Managing Member

Address:	915 Broadway, 19th Floor New York, New York 10010

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASERS:

Foundation Capital VI, L.P.

By: Foundation Capital Management Co. VI, LLC, its Manager

By:	/s/ Charles Moldow Name: Charles Moldow
Title: General Partner

Address:	250 Middlefield Road Menlo Park, CA 94025

Foundation Capital VI Principals Fund, LLC
By: Foundation Capital Management Co. VI, LLC, its Manager

By:	/s/ Charles Moldow Name: Charles Moldow
Title: General Partner

Address:	250 Middlefield Road Menlo Park, CA 94025

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASER:

Morgenthaler Ventures IX, L.P.

By: Morgenthaler Management Partners IX, LLC, Its Managing Partner

Signature: /s/ Rebecca Lynn

Print Name:

Title: Member

Address:	2710 Sand Hill Road, Ste. 100 Menlo Park, CA 94025

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASER:

Norwest Venture Partners X, LP

by: genesis vc partners x, llc, its general partner

Signature: /s/ Jeff Crowe

Print Name:

Title: General Partner

Address:	525 University Avenue, Ste. 800 Palo Alto, CA 94301

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASER:

Canaan VII L.P.
By: Canaan Partners VII LLC

Signature: /s/ Daniel Ciporin

Print Name:

Title:

Address:	285 Riverside Avenue, Suite 250 Westport, CT 06880

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASER:

Daniel Ciporin

Signature: /s/ Daniel Ciporin

Print Name:

Title:

Address:	c/o Canaan Partners 285 Riverside Avenue, Suite 250 Westport, CT 06880

In Witness Whereof, the parties hereto have executed the Series D Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

PURCHASERS:

Bay Partners XI, L.P.
By Bay Management Company XI, LLC, General Partner

Signature:	/s/ Salil Deshpande

Print Name:

Title:

Bay Partners XI Parallel Fund, L.P.
By Bay Management Company XI, LLC, General Partner

Signature:	/s/ Salil Deshpande

Print Name:

Title:

Address:	490 S. California Avenue, Suite 200 Palo Alto, CA 94306

List Of Exhibits

Schedule of Purchasers	Exhibit A

Amended and Restated Certificate of Incorporation	Exhibit B

Schedule of Exceptions	Exhibit C

Amended and Restated Investor Rights Agreement	Exhibit D

Amended and Restated Co-Sale Agreement	Exhibit E

Amended and Restated Voting Agreement	Exhibit F

Form of Legal Opinion	Exhibit G

Form of Management Rights Letter	Exhibit H

Exhibit A
SCHEDULE OF PURCHASERS

	Series D	Aggregate
Name and Address	Preferred Stock Shares	Purchase Price

Union Square Ventures Opportunity Fund, L.P. 915 Broadway, 19th Floor New York, New York 10010	3,865,182	$13,749,998.45

Foundation Capital VI, L.P. 250 Middlefield Road Menlo Park, CA 94025	742,897	$2,642,781.79

Foundation Capital VI Principals Fund, LLC 250 Middlefield Road Menlo Park, CA 94025	8,301	$29,529.98

Morgenthaler Ventures IX, L.P. 2710 Sand Hill Road, Suite 100 Menlo Park, CA 94025	421,656	$1,499,999.06

Norwest Venture Partners X, LP 525 University Avenue, Suite 800 Palo Alto, CA 94301	908,816	$3,233,022.04

Canaan VII L.P. 285 Riverside Avenue, Suite 250 Westport, CT 06880	950,011	$3,379,569.14

Bay Partners XI, L.P. 490 S. California Avenue, Suite 200 Palo Alto, CA 94306	120,137	$427,375.37

Bay Partners XI Parallel Fund, L.P. 490 S. California Avenue, Suite 200 Palo Alto, CA 94306	604	$2,148.67

Daniel Ciporin c/o Canaan Partners 285 Riverside Avenue, Suite 250 Westport, CT 06880	10,000	$35,574.00

Total:	7,027,604	$24,999,998.50

Exhibit B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Exhibit C
SCHEDULE OF EXCEPTIONS

Exhibit D
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

Exhibit E
AMENDED AND RESTATED
CO-SALE AGREEMENT

Exhibit F
AMENDED AND RESTATED
VOTING AGREEMENT

Exhibit G
FORM OF LEGAL OPINION

Exhibit H
FORM OF MANAGEMENT RIGHTS LETTER